UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2009 (January 16, 2009)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-133895 (Commission File Number)	16-1732152 (IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 16, 2009, Affinion Group, Inc. (“Affinion”) entered into an interest rate swap agreement with Bank of America, N.A. for a notional amount of $500 million (the “Affinion Swap”). Under the Affinion Swap, Affinion has agreed to pay a fixed interest rate of 2.985%, payable on a quarterly basis, for the period beginning on February 21, 2011 through October 17, 2012, with the first interest payment due on May 21, 2011, in exchange for receiving floating payments based on a three-month LIBOR on the same $500 million notional amount for the same period. The Affinion Swap was designed as a hedge intended to reduce a portion of the variability of the future interest payments on Affinion’s credit facility for the period after Affinion’s existing swaps expire.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: January 23, 2009	By:	/s/ Todd H. Siegel

Name: Todd H. Siegel
Title: Executive Vice President